Sichenzia Ross Friedman Ference LLP
1065 AVENUE OF THE AMERICAS NEW YORK NY 10018
TEL 212 930 9700 FAX 212 930 9725 WEB WWW. SRFF.COM

August 10, 2006

RE: EMTA HOLDINGS, INC.
   FORM S-1 REGISTRATION STATEMENT

We hereby consent to the reference to our firm under "Legal Matters" in the Prospectus constituting a part of this Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

/s/ SICHENZIA ROSS FRIEDMAN FERENCE LLP